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Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed combined financial statements are presented to illustrate the estimated effects of the Hay Hall Acquisition and related transactions on our financial condition and results of operations. We have derived our historical consolidated financial data for the period from inception (December 1, 2004) through December 31, 2004 from the audited consolidated financial statements and related notes. We have derived the historical consolidated financial data of our company as of September 30, 2005 and for the nine-month period then ended from the unaudited consolidated interim financial statements and related notes. We have derived the historical combined financial data of the predecessor for the period from January 1 through November 30, 2004 from the audited combined financial statements of Colfax PT and related notes. We have derived the historical combined financial data of the predecessor for the nine-month period ended October 1, 2004 from the unaudited combined interim financial statements of Colfax PT and related notes. We have derived the historical combined financial data of Kilian Manufacturing Corporation and Kilian Canada ULC, or Kilian, for the nine-month period ended October 1, 2004 from the audited combined financial statements of Kilian. We have derived the historical consolidated financial data of Hay Hall for the nine-month period ended October 1, 2004 from the unaudited consolidated financial statements of Hay Hall. We have derived the historical consolidated financial data of Hay Hall as of September 30, 2005 and 2004 and for the nine-month periods then ended from the unaudited consolidated interim financial statements. Hay Hall historical financial information has been reconciled from U.K. GAAP to U.S. GAAP in all periods presented and all amounts have been converted from U.K. pounds sterling to U.S. dollars for the purpose of these pro forma financial statements.

        The unaudited pro forma condensed combined balance sheet at September 30, 2005 assumes that the Hay Hall Acquisition and related transactions took place on that date. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2004 and the nine-month periods ended October 1, 2004 and September 30, 2005 assume that the November 2004 Transactions, the Hay Hall Acquisition and related transactions and the offering of the Notes, as applicable, took place on January 1, 2004, the beginning of our 2004 fiscal year. The information presented in the unaudited pro forma condensed combined financial statements is not necessarily indicative of our financial position or results of operations that would have occurred if the Hay Hall Acquisition and related transactions had been consummated as of the dates indicated, nor should it be construed as being a representation of our future financial position or results of operations.

        The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. These adjustments are more fully described in the notes to the unaudited pro forma condensed combined financial statements below.

        The allocation of the purchase price with respect to the Hay Hall Acquisition reflected in the unaudited pro forma financial information is preliminary. The final determination of the allocation of the purchase price will be determined based on the fair value of assets acquired, and the fair value of liabilities assumed as of the date that the Hay Hall Acquisition is consummated. Such purchase price allocation will be finalized following consummation of the Hay Hall Acquisition and finalization of valuations to determine the fair value of tangible and identifiable intangible assets. The actual amounts allocated to assets, liabilities, other intangibles and goodwill could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2005
(in thousands)

	Altra	Hay Hall UK GAAP(1)	Hay Hall UK GAAP to US GAAP Adjustments(2)	Hay Hall US GAAP(3)	Hay Hall US GAAP(4)	Hay Hall Adjustments		Pro Forma Hay Hall	Pro Forma Combined
Assets
Current Assets:
Cash and cash equivalents	$10,294	£228	£—	£228	$403	$2,961	(7)	$3,364	$13,658
Accounts receivable, less allowance for doubtful accounts	45,440	7,373	—	7,373	13,040	—		13,040	58,480
Inventories, less allowance for obsolete materials	53,432	8,397	—	8,397	14,851	4,066	(5)	18,917	72,349
Prepaid expenses and other current assets	4,770	956	—	956	1,691	—		1,691	6,461

Total current assets	113,936	16,954	—	16,954	29,985	7,027		37,012	150,948
Property, plant and equipment, net	63,621	6,322	(271)	6,051	10,702	(1,278	)(6)	9,424	73,045
Intangible assets, net	46,543	—	—	—	—	13,186	(8)	13,186	59,729
Goodwill	70,322	1,066	45	1,111	1,965	8,568	(8)	10,533	80,855
Other Assets	6,170	15	625	640	1,132	(1,105	)(7)	27	6,197

Total Assets	$300,592	£24,357	£399	£24,756	$43,784	$26,398		$70,182	$370,774

Liabilities and Shareholders' Equity
Current Liabilities:
Short-term debt and current portion of long-term debt	$303	£2,490	£—	£2,490	$4,404	$(4,040	)(7)	$364	$667
Accounts payable	28,304	4,576	—	4,576	8,093	—		8,093	36,397
Accrued liabilities	31,896	2,749	—	2,749	4,862	(64)	(7)	4,798	36,694

Total current liabilities	60,503	9,815	—	9,815	17,359	(4,104)		13,255	73,758

Long Term Liabilities:
Long-term debt, less and net of current portion	159,337 (9)	10,917	—	10,917	19,308	37,619	(10)	56,927	216,264
Accrued pension liabilities	13,193	—	2,083	2,083	3,684	(3,684	)(7)	—	13,193
Other liabilities	25,076	—	—	—	—	—		—	25,076

Total long-term liabilities	197,606	10,917	2,083	13,000	22,992	33,935		56,927	254,533

Total liabilities	258,109	20,732	2,083	22,815	40,351	29,831		70,182	328,291

Shareholders' Equity:
Common Stock	—	—	—	—	—	—		—	—
Additional paid-in capital	48,814	2,130	—	2,130	3,767	(3,767	)(11)	—	48,814
Due from parent	(1,108)	—	—	—	—	—		—	(1,108)
Retained earnings (deficit)	(3,099)	1,481	(1,684)	(203)	(359)	359	(11)	—	(3,099)
Cumulative foreign currency translation adjustment	(1,402)	14	—	14	25	(25	)(11)	—	(1,402)
Minimum pension liabilities	(722)	—	—	—	—	—		—	(722)

Total shareholders' equity	42,483	3,625	(1,684)	1,941	3,433	(3,433)		—	42,483

Total	$300,592	£24,357	£399	£24,756	$43,784	$26,398		$70,182	$370,774

(1)
Represents the Hay Hall Holdings Limited financial statements presented in UK GAAP in U.K. pounds sterling as presented in the Hay Hall Holdings Limited Unaudited Interim Condensed Consolidated Financial Statements and notes included in this offering circular.

(2)
Represents adjustments necessary to convert the Hay Hall Holdings Limited financial statements from UK GAAP to US GAAP. See Note 7 to the Hay Hall Holdings Limited Unaudited Interim Condensed Consolidated Financial Statements included in this offering circular.

(3)
Reflects the Hay Hall Holdings Limited Unaudited Interim Condensed Consolidated Financial Statements on a US GAAP basis in U.K. pounds sterling.

(4)
Reflects the Hay Hall Holdings Limited Unaudited Interim Condensed Consolidated Financial Statements on a US GAAP basis after translation to US dollars at an exchange rate of 1.7686.

See accompanying "Notes to the Unaudited Pro Forma Condensed Combined Balance Sheet."

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

(5)
Adjustment to reflect inventories at fair market value in connection with the Hay Hall Acquisition of $4,667 less inventory of $601 that is not part of this transaction.

(6)
Adjustment to record property, plant and equipment at estimated fair values in connection with the Hay Hall Acquisition of $1,260 less property, plant and equipment of $3,017 that is not part of this transaction.

(7)
Adjustment to eliminate assets and liabilities that are not part of the transaction and reflect general corporate purposes of $3,364.

(8)
Adjustment to remove historical intangible assets and to record initial intangible assets (primarily customer lists, trade names and technology) at estimated fair market values and adjustment to remove historical goodwill, and to record goodwill in connection with the Hay Hall Acquisition.

Total purchase price	$50,500*
Less: net assets acquired	(29,181)
Plus: total transaction fees	2,400

Excess purchase price over net assets acquired	$23,719

  *
  The total purchase price of the Hay Hall Acquisition was $50.2 million.

(9)
Represents long term debt on a gross basis of $165.2 million less capitalized financing costs of $5.81 million.

(10)
Represents long term debt on a gross basis of $58.4 million less capitalized financing costs of $2.1 million and $18.6 million of historical related-party debt that will remain with the seller. $0.7 million of long-term capital leases of Hay Hall will be assumed by us in the Hay Hall Acquisition.

(11)
Adjustment to remove Hay Hall historical equity.

See accompanying "Notes to the Unaudited Pro Forma Condensed Combined Balance Sheet."

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Fiscal Year Ended December 31, 2004
(in thousands)

	Historical
	Kilian	Kilian	Predecessor	Altra
	(Period From December 28, 2003 Through October 22, 2004)	(Period From October 23 Through November 30, 2004)	(Period From January 1 Through November 30, 2004)	(Period From Inception December 1, Through December 31, 2004)	Altra Pro Forma Adjustments		Pro Forma Altra	Pro Forma Hay Hall*	Pro Forma Combined
Net sales	$34,955	$4,388	$275,239	$28,726	$—		$343,308	$62,013	$405,321
Cost of sales	27,414	3,546	210,450	24,043	(1,611	)(1)	263,842	34,028	297,870

Gross profit	7,541	842	64,789	4,683	1,611		79,466	27,985	107,451
Selling, general, administrative and other operating expenses	1,940	294	49,220	9,256	3,954	(2)	64,664	24,039	88,703
(Gain) on sale of assets	—	—	(1,300)	—	—		(1,300)	—	(1,300)

Operating profit (loss)	5,601	548	16,869	(4,573)	(2,343)		16,102	3,946	20,048
Other (income) expense:
Interest expense (income), net	(175)	648	4,294	1,410	10,188	(3)	16,365	7,318	23,683
Other (income) expense, net	—	7	148	—	—		155	—	155

Total other expense (income)	(175)	655	4,442	1,410	10,188		16,520	7,318	23,838
(Loss) income before income taxes	5,776	(107)	12,427	(5,983)	(12,531)		(418)	(3,372)	(3,790)
Income tax (benefit) expense	2,139	(36)	5,532	(221)	(4,762	)(4)	2,652	(1,070)	1,582
Minority Interests	—	—	—	—	—		—	—	—

Net (loss) income	$3,637	$(71)	$6,895	$(5,762)	$(7,769)		$(3,070)	$(2,302)	$(5,372)

*
The pro forma adjustments for the Hay Hall Acquisition, including reconciliation from UK GAAP to US GAAP, are set forth below.
	Period from January 1 Through September 30, 2004				Period from October 1 Through December 31, 2004
	Hay Hall Group UK GAAP	Hay Hall Group UK GAAP to US GAAP Adjustments	Hay Hall Group US GAAP	Hay Hall Group US GAAP(a)	Hay Hall Holdings UK GAAP	Hay Hall Holdings UK GAAP to US GAAP Adjustments	Hay Hall Holdings US GAAP	Hay Hall Holdings US GAAP(a)	Hay Hall US GAAP Twelve Months Ended December 31, 2004	Hay Hall Adjustments		Pro Forma Hay Hall
Net Sales	£29,375	£—	£29,375	$53,709	£9,707	£—	£9,707	$18,036	$71,745	$(9,732	)(5)	$62,013
Cost of Sales	16,831	(4)	16,827	30,766	5,554	(1)	5,553	10,317	41,083	(7,055	)(6)	34,028

Gross Profit	12,544	4	12,548	22,943	4,153	1	4,154	7,719	30,662	(2,677)		27,985
Selling, general, administrative and other operating expenses	10,454	(508)	9,946	18,185	3,649	(95)	3,554	6,603	24,788	(749	)(7)	24,039
Gain on sale of assets	—	—	—	—	—	—	—	—	—	—		—

Operating profit (loss)	2,090	512	2,602	4,758	504	96	600	1,116	5,874	(1,928)		3,946
Other (income) expense:
Interest expense (income), net	1,123	—	1,123	2,053	302	—	302	561	2,614	4,704	(8)	7,318
Other (income) expense, net	—	—	—	—	—	—	—	—	—	—		—

Total other expense (income)	1,123	—	1,123	2,053	302	—	302	561	2,614	4,704		7,318

(Loss) Income before income taxes	967	512	1,479	2,705	202	96	298	555	3,260	(6,632)		(3,372)
Income tax (benefit) expense	400	77	477	872	71	26	97	180	1,052	(2,122	)(9)	(1,070)
Minority Interests	—	—	—	—	(18)	—	(18)	(33)	(33)	33	(10)	—

Net (loss) Income	£567	£435	£1,002	$1,833	£113	£70	£183	$342	$2,175	$(4,477)		$(2,302)

(a)
Reflects the Hay Hall Group (predecessor) and Hay Hall Holdings Unaudited Interim Condensed Combined Statement of Operations on a US GAAP basis after translation to US dollars at an exchange rate of 1.8284 and 1.8580, respectively.

See accompanying "Notes to the Unaudited Pro Forma Condensed Combined Statements of Operations."

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended October 1, 2004
(in thousands)

	Predecessor	Kilian
						Historical Hay Hall
	Period From January 1, 2004 Through October 1, 2004	Period From January 1, 2004 Through October 1, 2004
						Period from January 1, 2004 Through September 30, 2004
			Altra Pro Forma Adjustments		Pro Forma Altra	UK GAAP	UK GAAP to US GAAP Adjustments	US GAAP	US GAAP(a)	Hay Hall Adjustments		Pro Forma Hay Hall	Pro Forma Combined
Net Sales	$228,699	$30,984	$—		$259,683	£29,375	£—	£29,375	$53,709	$(6,916	)(5)	$46,793	$306,476
Cost of Sales	172,602	24,858	334	(1)	197,794	16,831	(4)	16,827	30,766	(5,063	)(6)	25,703	223,497

Gross Profit	56,097	6,126	(334)		61,889	12,544	4	12,548	22,943	(1,853)		21,090	82,979
Selling, general, administrative and other expenses	41,219	1,494	3,249	(2)	45,962	10,454	(508)	9,946	18,185	(249	)(7)	17,936	63,898
Gain on sale of assets	(1,300)	—	—		(1,300)	—	—	—	—	—		—	(1,300)

Operating profit	16,178	4,632	(3,583)		17,227	2,090	512	2,602	4,758	(1,604)		3,154	20,381
Other (income) expenses:
Interest expense (income), net	3,592	(144)	8,773	(3)	12,221	1,123	—	1,123	2,053	3,423	(8)	5,476	17,697
Other (income) expense, net	176	221	—		397	—	—	—	—	—		—	397

Total other expense (income)	3,768	77	8,773		12,618	1,123	—	1,123	2,053	3,423		5,476	18,094
Income (loss) before income taxes	12,410	4,555	(12,356)		4,609	967	512	1,479	2,705	(5,027)		(2,322)	2,287
Income tax (benefit) expense	5,262	1,559	(4,695)	(4)	2,126	400	77	477	872	(1,609	)(9)	(737)	1,389
Minority Interests	—	—	—		—	—	—	—	—	—		—	—

Net Income (loss)	$7,148	$2,996	$(7,661)		$2,483	£567	£435	£1,002	$1,833	$(3,418)		$(1,585)	$898

(a)
Reflects the Hay Hall Group (predecessor) Unaudited Interim Condensed Combined Statement of Operations on a US GAAP basis after translation to US dollars at an exchange rate of 1.8284.

See accompanying "Notes to the Unaudited Pro Forma Condensed Combined Statements of Operations."

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2005
(in thousands)

	Altra				Hay Hall
	Period From Jan 1, 2005 Through September 30, 2005	Pro Forma Adjustments		Pro Forma Altra	UK GAAP	UK GAAP to US GAAP Adjustments	US GAAP	US GAAP(a)	Hay Hall Adjustments		Pro Forma Hay Hall	Pro Forma Combined
Net Sales	$273,491	$—		$273,491	£30,099	£—	£30,099	$55,503	$(6,119	)(5)	$49,384	$322,875
Cost of Sales	206,906	(1,699	)(1)	205,207	16,363	(4)	16,359	30,166	(4,854	)(6)	25,312	230,519

Gross Profit	66,585	1,699		68,284	13,736	4	13,740	25,337	(1,265)		24,072	92,356
Selling, general, administrative and other expenses	49,544	—		49,544	10,866	(95)	10,771	19,862	(954	)(7)	18,908	68,452
Gain on sale of assets	(103)	—		(103)	—	—	—	—	—		—	(103)

Operating profit	17,144	1,699		18,843	2,870	99	2,969	5,475	(311)		5,164	24,007
Other (income) expenses:
Interest expense, net	12,813	—		12,813	813	—	813	1,499	3,989	(8)	5,488	18,301
Other (income) expense, net	3	—		3	—	—	—	—	—		—	3

Total other expense (income)	12,816	—		12,816	813	—	813	1,499	3,989		5,488	18,304
Income before income taxes	4,328	1,699		6,027	2,057	99	2,156	3,976	(4,300)		(324)	5,703
Income tax (benefit) expense	1,665	646	(4)	2,311	671	15	686	1,265	(1,376	)(9)	(111)	2,200
Minority Interests	—	—		—	(190)	—	(190)	(350)	350	(10)	—	—

Net Income	$2,663	$1,053		$3,716	£1,196	£84	£1,280	$2,361	$(2,574)		$(213)	$3,503

(a)
Reflects Hay Hall Holdings Unaudited Interim Condensed Combined Statement of Operations on a US GAAP basis after translation to US dollars at an exchange rate of 1.844.

See accompanying "Notes to the Unaudited Pro Forma Condensed Combined Statements of Operations."

Notes to the Unaudited Pro Forma Condensed Combined Statements of Operations
(in thousands)

			Nine Months Ended
		Year Ended December 31, 2004	October 1, 2004	September 30, 2005
(1)	Adjustments to cost of goods sold as follows:
	Additional expense required to include depreciation expense (based on expected useful lives of 15 to 45 years for buildings and improvements and 2 to 15 years for machinery and equipment) associated with the fair value adjustment to property, plant and equipment recorded in connection with the PTH Acquisition	$408	$334	$—
	Elimination of additional cost of goods sold, as a result of the fair value adjustment to inventory recorded in connection with the PTH Acquisition	(2,019)	—	(1,699)

	Total pro forma adjustment	$(1,611)	$334	$(1,699)
(2)	Adjustments to selling, general, administrative and other operating expenses as follows:
	Additional expense required to include the $1.0 million management fee due, annually, to Genstar Capital	$896	792	$—
	Additional expense required to present the amortization expense (based on lives ranging from 8 to 12 years) associated with intangible assets recorded in connection with the PTH Acquisition	2,708	2,216	—
	Additional expense required to manage China operations, including salaries, rent and other new costs associated with being a stand alone entity	600	450	—
	Additional expense required to include the costs of general and administrative services associated with being a stand alone public organization, including additional salary, compliance, audit and legal costs	980	817	—
	Additional expense required to include the full year costs of changes to Kilian benefit plans and executive salaries	327	272	—
	Elimination of pension and OPEB expense based on obligations not assumed by Altra	(1,557)	(1,298)	—

	Total pro forma adjustment	$3,954	$3,249	$—
(3)	Adjustments to interest expense as follows:
	Additional expense required to present the expense associated with the notes (consists of interest on $165 million of notes at 9% interest for 11 months)	$13,612	$11,137	$—
	Additional minimum expense associated with unused commitments under the senior revolving credit facility and related servicing fees	153	128	—
	Additional expense required to present the amortization expense (based on lives ranging from 5 to 7 years) associated with debt issuance costs incurred in connection with the notes and senior revolving credit facility	1,365	1,100	—
	Elimination of interest expense recorded at Kilian (consists of $0.1 million of interest on $13 million of debt at 8.8% for the period from October 23, 2004 through November 30, 2004 and the write-off of $0.5 million of debt issuance costs) and PTH (consists of interest expense recorded during 2004 on varying debt balances and terms at 5.83% interest)	(4,942)	(3,592)	—

	Total pro forma adjustment	$10,188	$8,773	$—
(4)	Adjustment to record additional tax benefit, calculated at an effective rate of 38% which reflects the federal, state and foreign statutory rate in effect at the beginning of 2004, resulting from the other pro forma adjustments. Historical tax expense has not been adjusted.	$(4,762)	$(4,695)	$646
(5)	Adjustments to net sales as follows:
	Elimination of net sales of Engineered Systems of Matrix that are not part of the Hay Hall Acquisition	$(8,460)	$(5,967)	$(4,857)
	Elimination of intercompany sales from Hay Hall to Altra	(1,067)	(791)	(1,045)
	Elimination of intercompany sales from Altra to Hay Hall	(205)	(158)	(217)

	Total pro forma adjustment	$(9,732)	$(6,916)	$(6,119)
(6)	Adjustments to cost of sales as follows:
	Elimination of cost of sales of Engineered Systems of Matrix that are not part of the Hay Hall Acquisition	$(5,870)	$(4,182)	$(3,660)
	Elimination of cost of sales on intercompany sales from Hay Hall to Altra	(1,067)	(791)	(1,045)
	Elimination of cost of sales on intercompany sales from Altra to Hay Hall	(205)	(155)	(214)
	To record additional depreciation expense resulting from the adjustment to the fair market value of property, plant and equipment in connection with the Hay Hall Acquisition	87	65	65

	Total pro forma adjustment	$(7,055)	$(5,063)	$(4,854)
(7)	Adjustments to selling, general, administrative and other operating expenses as follows:
	Elimination of selling, general, administrative and other operations expenses of Engineered Systems of Matrix that are not part of the Hay Hall Acquisition	$(1,864)	$(1,320)	$(1,422)
	Elimination of the selling, general, administrative pension and other operations expenses of Hay Hall's corporate office that are not part of the Hay Hall Acquisition	(391)	(311)	(914)
	Additional expense required to present amortization expense (based on lives ranging from 8 to 12 years) associated with intangible assets recorded in connection with the Hay Hall Acquisition	496	372	372
	Additional expense related to Genstar transaction fee	1,010	1,010	1,010

	Total pro forma adjustment	$(749)	$(249)	$(954)

(8)	Adjustments to interest expense as follows:
	Additional expense required to present the expense associated with the notes (consists of interest on £33 million of notes at 11.25%)	$6,815	$5,091	$5,134
	Elimination of interest expense recorded at Hay Hall	(2,411)	(1,893)	(1,370)
	Additional expense required to present a full year of amortization expense (based on a 7 year life) associated with debt issuance costs incurred in connection with the notes offered hereby	300	225	225

	Total pro forma adjustment	$4,704	$3,423	$3,989
(9)	Adjustment to record additional tax benefit, calculated at an effective rate of 32% which reflects the federal, state and foreign statutory rate in effect at the beginning of 2004, resulting from the other pro forma adjustments. Historical tax expense has not been adjusted.	$(2,122)	$(1,609)	$(1,376)
(10)	Immediately prior to the Hay Hall Acquisition the majority shareholders of Hay Hall will purchase 100% of the minority shares of Hay Hall thereby eliminating the minority interests	$33	$—	$350

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  Exhibit 99.1